JACKSON MARKET LINK PRO® II (04/24)
APPLICATION FOR AN INDIVIDUAL SINGLE PREMIUM
DEFERRED REGISTERED INDEX-LINKED ANNUITY (RILA290NY/RILA292NY)

Jackson National Life Insurance Company of New York® ("Jackson of NY®", "the Company")

JACKSON® National Life Insurance Company of New York

Home Office: Purchase, NY 10577
www.jackson.com

First Class Mail: P.O. Box 30314
Lansing, MI 48909-7814

Overnight Mail: 1 Corporate Way
Lansing, MI 48951

Customer Care: 800-599-5651
Fax: 800-576-8383
Email: customercare@jackson.com

Linking/BIN/Brokerage Acct. Number (if applicable)

Jackson of NY pre-assigned Contract Number (if applicable)

Primary Owner

- **PLEASE PRINT CLEARLY**

Type of Ownership:
☐ Individual/Joint ☐ Custodian ☐ Trust ☐ Corporation/Pension Plan ☐ Government Entity

Social Security Number or Tax ID Number

Phone Number (include area code)

U.S. Citizen ☐ Yes ☐ No

Country of Residence

Sex ☐ Male ☐ Female

Date of Birth (mm/dd/yyyy)

Email Address

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable)

Physical Address Line 1 (no P.O. Boxes)

Physical Address Line 2

Physical Address City | State | ZIP

Mailing Address Line 1

Mailing Address Line 2

Mailing Address City | State | ZIP

Joint Owner

- In the case of Joint Owners, all correspondence and required documentation will be sent to the address of the Primary Owner.

Social Security Number

Date of Birth (mm/dd/yyyy)

Email Address (print clearly)

U.S. Citizen ☐ Yes ☐ No

Country of Residence

Sex ☐ Male ☐ Female

First Name

Middle Name

Last Name

Relationship to Owner

Phone Number (include area code)

Physical Address Line 1 (no P.O. Boxes)

Physical Address Line 2

Physical Address City

State

ZIP

Primary Annuitant

- Complete this section if different than Primary Owner. If Primary Annuitant section is left blank, the Annuitant will default to the Primary Owner.

Social Security Number

Date of Birth (mm/dd/yyyy)

Phone Number (include area code)

U.S. Citizen ☐ Yes ☐ No

Country of Residence

Sex ☐ Male ☐ Female

First Name

Middle Name

Last Name

Physical Address Line 1 (no P.O. Boxes)

Physical Address Line 2

Physical Address City

State

ZIP

Joint Annuitant

- Complete this section if different than Joint Owner. If Joint Annuitant section is left blank, the Joint Annuitant will default to the Joint Owner.

Social Security Number

☐ Joint Annuitant Not Applicable

Date of Birth (mm/dd/yyyy)

U.S. Citizen ☐ Yes ☐ No

Country of Residence

Sex ☐ Male ☐ Female

First Name

Middle Name

Last Name

Relationship to Primary Annuitant

Phone Number (include area code)

Physical Address Line 1 (no P.O. Boxes)

Physical Address Line 2

Physical Address City

State

ZIP

Beneficiary(ies)

! It is required for Good Order that the Percentage of Death Benefit be **whole numbers** and **must** total 100% for each beneficiary type. If Percentage of Death Benefit is left blank, all beneficiaries will receive equal shares.

- Please use the Beneficiary Designation Supplement form (N3041) for additional beneficiaries.

☐ Primary | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security/Tax ID Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Physical Address Line 1 (no P.O. Boxes) | Physical Address Line 2

Physical Address City | State | ZIP

☐ Primary ☐ Contingent | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security/Tax ID Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Physical Address Line 1 (no P.O. Boxes) | Physical Address Line 2

Physical Address City | State | ZIP

☐ Primary ☐ Contingent | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security/Tax ID Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Physical Address Line 1 (no P.O. Boxes) | Physical Address Line 2

Physical Address City | State | ZIP

Tax Qualification

The Registered Index-Linked Annuity Automatic Withdrawal Request form (NR4370) is required if a Stretch qualification is elected.

☐ Non-Tax Qualified ☐ Individual Retirement Annuity (IRA) - Traditional ☐ Roth IRA

☐ Simplified Employee Pension (SEP) ☐ 403(b) Tax Sheltered Annuity (TSA)

☐ Roth Conversion Other: ____

☐ Stretch IRA ☐ Stretch Roth IRA ☐ Non-Qualified Stretch

For Stretch Deferrals, please indicate the deferral type and the deceased's information:

☐ 10-Year Qualified Deferral

Relationship to Current Owner/Applicant	Date of Birth (mm/dd/yyyy)	Date of Death (mm/dd/yyyy)

Premium Payment

External Transfers: The Request for Transfer or Exchange of Assets form (N3783) must be submitted if Jackson of NY is to request the release of funds.

Select payment method. Must select at least one:

☐ **Jackson of NY to request funds** ☐ **Financial Professional or Owner to request funds**

☐ **Payment included** ☐ **In-house funding - Select one:**

☐ **Internal Transfer** ☐ **Death Claim Proceeds**

Anticipated total amount from:

Check(s) $ ____ External Transfer(s) $ ____

Internal Transfer(s)/Death Claim Proceeds $ ____ ACH/Wire(s) $ ____

For IRA - Traditional or Roth IRA Tax Qualifications, please indicate tax contribution year(s) and amount(s). If the year(s) is (are) not indicated, Jackson of NY will default to the current tax year.

Year: ____ $ ____ Year: ____ $ ____

- For more than two account transfers, please provide account information on the Letter of Instruction form (N4250) and submit with application.

Please provide the following information if applicable:

Company Releasing Funds	Account Number	Maturity Date	Transfer Type	Anticipated Transfer Amount
			☐ Full ☐ Partial	$
			☐ Full ☐ Partial	$

Non-Qualified Plans: ☐ IRC 1035 Exchange ☐ Non-1035 Exchange

All Other Plans: ☐ Direct Transfer ☐ Direct Rollover ☐ Non-Direct Rollover

Jackson of NY reserves the right to refuse a Premium payment that is comprised of multiple payments over a period of time. If Jackson of NY permits you to make multiple payments as part of your Premium payment, the Contract will not be issued until all such payments are received. Jackson of NY reserves the right to hold such multiple payments in a non-interest bearing account until the Issue Date.

Statement Regarding Replacement of Existing Policies or Annuity Contracts

! It is required for Good Order that this entire section be completed.

- If replacing, please provide the Jackson of NY pre-assigned Contract number.

Do you intend to replace or change an existing life insurance policy or annuity contract? ☐ **No** ☐ **Yes**

Jackson of NY pre-assigned Contract number: ____________

Please complete all necessary forms as required by New York Regulation 60.

Telephone/Electronic Transaction Authorization

- **If no election is made, Jackson of NY will default to "No."**

By checking "Yes," I (we) authorize Jackson of NY to accept instructions to initiate or discontinue Periodic Reallocation Programs (Automatic Rebalancing, End-Term Performance Lock), initiate an Intra-Term Performance Lock or transfer Contract values between Contract Options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, from any Joint Owner, or from my (our) Financial Professional, subject to Jackson of NY's administrative procedures.

Do you consent to Telephone/Electronic Transaction Authorization? ☐ **Yes** ☐ **No**

I (We) understand and agree that Jackson of NY reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us) (Owner(s)/Applicant(s)).

To give consent to initiate partial withdrawals via telephone, internet, or other electronic medium, please complete the Registered Index-Linked Annuity Telephone/Electronic Authorization Request form (NR3782).

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy)

____

If an Annuitization/Income Date is not specified, Jackson of NY will default to the Latest Income Date as shown in the Contract.

Periodic Reallocation Programs

May select only one Periodic Reallocation Program.

Please read the Important Information related to Periodic Reallocation Programs in the Notice to Applicant section on page 9.

☐ **Automatic Rebalancing**

Automatically rebalance Index Account Option and Fixed Account Option allocations on the Index Account Option Term Anniversary and/or the Contract Anniversary, as applicable, where more than one Contract Option has been elected.

Note: Automatic Rebalancing will occur on an annual basis on each Contract Anniversary. Only eligible Contract Options will proportionally reallocate based on the percentages You provide. Index Account Options are only eligible to be included in rebalancing on their Index Account Option Term Anniversary.

☐ **End-Term Performance Lock**

Automatically transfer any positive Index Adjustments from the Index Account Option(s) to the 1-year Fixed Account Option on the Index Account Option Term Anniversary.

Tell Jackson of NY how you want your annuity Premium invested. **TOTAL ALLOCATION MUST EQUAL 100% IN WHOLE PERCENTAGES.**

Contract Options

PLEASE NOTE: Contract Options are subject to availability.

S&P 500® Index					
Index Account Options			1-Year %	3-Year %	6-Year %
BUFFER	10%	Cap			
		Performance Trigger			
	20%	Cap			

Russell 2000® Index					
Index Account Options			1-Year %	3-Year %	6-Year %
BUFFER	10%	Cap			
		Performance Trigger			
	20%	Cap			

MSCI EAFE Index					
Index Account Options			1-Year %	3-Year %	6-Year %
BUFFER	10%	Cap			
		Performance Trigger			
	20%	Cap			

CONTRACT OPTIONS CONTINUED ON PAGE 7.

Contract Options PLEASE NOTE: Contract Options are subject to availability. **(continued from page 6)**

Tell Jackson of NY how you want your annuity Premium invested. **TOTAL ALLOCATION MUST EQUAL 100% IN WHOLE PERCENTAGES.**

MSCI Emerging Markets Index					
Index Account Options			**1-Year %**	**3-Year %**	**6-Year %**
BUFFER	10%	Cap			
		Performance Trigger			
	20%	Cap			

MSCI KLD 400 Social Index					
Index Account Options			**1-Year %**	**3-Year %**	**6-Year %**
BUFFER	10%	Cap			
		Performance Trigger			
	20%	Cap			

Fixed Account Option	**1-Year %**
Fixed Account	

Electronic Delivery Authorization

- **If no election is made, Jackson of NY will default to " No."**
- **Registration at jackson.com is required for electronic delivery of documents.**
- Authorizing electronic delivery of annual statements will automatically enroll you to receive quarterly summaries. Quarterly summaries are only available via electronic delivery.
- Please provide one email address and print clearly.
- If you authorize electronic delivery but do not provide an email address or the address is illegible, electronic delivery will not be initiated.

Do you consent to electronic delivery of documents? ☐ **Yes** ☐ **No**

GO GREEN. IT'S ONLY NATURAL.

Check the box(es) next to the type of documents you wish to receive electronically. If electronic delivery is authorized but no document type is selected, the selection will default to "All Documents."

☐ **ALL DOCUMENTS**

☐ Annual statements

☐ Contract and prospectus

☐ Transaction confirmations

☐ Disclosure documents

☐ Other Contract-related correspondence

My email address is: ____________________

Jackson of NY offers the ability to receive documents via electronic delivery (e-delivery). This disclosure will help you decide whether you would like to consent to e-delivery. If you do not consent to e-delivery, you will continue to receive documents via physical mail. **Please read this carefully and in its entirety.**

If you consent, Jackson of NY will provide documents related to your Contract by e-delivery. Jackson of NY will provide documents via e-delivery if it is consistent with the applicable state and federal law, delivery preferences are updated, and the Contract is still active. For security purposes, if you consent to receive documents electronically and do not access your jackson.com account for more than 18 months, Jackson of NY may deactivate your account. Jackson of NY will continue to provide documents electronically and upon reactivation, you will be able to access your documents. Jackson will not revert your delivery method to physical mail unless you request us to. Any document that Jackson of NY sends by e-delivery which complies with applicable law, will have the same force and effect as if that document were sent in a paper form.

This consent covers all electronic documents and communications for any eligible* Contract(s) through the Company, which may include, but are not limited to, applications, supplements, Contract delivery notices, Contracts, prospectuses, prospectus supplements, confirmation statements, annual or quarterly statements, and any Contract-related correspondence including claims and servicing correspondence. You may continue to receive some paper documents as required by law. This consent applies only to document types available via e-delivery at the time consent is given. Jackson of NY will notify you and provide an additional consent option if additional document types become available via e-delivery. **Please note election for electronic tax documents must be completed once you log onto your account on jackson.com.**

The Company will notify you of the availability of your document(s) by email. Jackson of NY will not charge a fee for this service. Please make sure a current email address is provided and update your profile on jackson.com if your email address changes. After registration, you may access your Filing Cabinet to view your document(s). Documents will be available in your Filing Cabinet as long as you have a jackson.com account.

To successfully receive documents via e-delivery, internet access, an active email account, and Adobe Acrobat Reader are required. Also, pop-up blockers must be turned off. Please note some internet browsers may not function well within jackson.com. If a browser error occurs, use a different internet browser. If you do not already have Adobe Acrobat Reader, it can be downloaded for free at *www.adobe.com*.

Paper copies of documents may be requested by calling the Customer Care Center number below for no additional charge. Consent can be revoked by updating your preferences on jackson.com or by calling the Customer Care Center at 866-349-4564.

I confirm my acceptance for e-delivery and will notify the Company of any new email address.

If you consent to the terms outlined above for electronic transmissions, check the box above.

*Eligible refers to Contracts that are currently inforce or that will be inforce and are available for electronic transmission.

Notice to Applicant

This application will be attached to and made part of the Contract.

Important Information related to Periodic Reallocation Programs:
Periodic Reallocation Programs do not ensure a profit or protect against loss. Principal value and investment return in the Index Account Options will fluctuate with changes in the elected tracked Index. When reallocated, Index Account Option values may be more or less than the Index Return due to the application of Index Adjustments associated with your elected crediting method. In addition, Index Account Option values on the date reallocated may be more or less than they were on the date of original allocation due to changes in Index Return during the elected Index Account Option term. Please see the prospectus for additional information related to Periodic Reallocation Programs.

Applicant Acknowledgments

1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded.
2. I (We) acknowledge that all statements made by, or under the authority of the applicant, for the issuance of the Contract, are deemed representations and not warranties.
3. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct.
4. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant or Joint Annuitant, if applicable, stated in this application is (are) true and correctly recorded.
5. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value.
6. I (We) understand that while the values of the Contract may be affected by an external Index, the Contract does not participate in any stock or equity investment.
7. I (We) understand that the capping component in this Contract may limit the Index Adjustment credited to the Index Account Option value on each Index Account Option Term Anniversary, regardless of the performance of the Indices.
8. I (We) have received the applicable current Buffers, Caps/Rates and any other Index Adjustment Factors associated with this Contract.
9. I (We) understand that to the extent I (we) have been permitted to make a Premium payment comprised of multiple payments over a period of time, my (our) Contract will not be issued until all such payments are received, and all Premium payments will be held in a non-interest bearing account until the date my (our) Contract is issued.
10. I (We) understand that the Company may restrict transfers to the Index Account Options at any time, on a non-discriminatory basis, if the yield on investment or cost of hedging would not support the minimum guarantees of the Index Account Option(s), as long as one (1) Index Account Option remains available for allocation. The Company will not restrict Premium allocation and transfers to the Fixed Account Option(s) at any time.
11. I (We) have been given a current prospectus, Appendix 28 disclosure and Annuity Contract Disclosure for this registered index-linked annuity product.
12. **I (We) understand and acknowledge that amounts payable under the Contract may be subject to a Withdrawal Charge, if applicable, which may cause the values to decrease if withdrawn prior to a specified date or dates as stated in the Contract.**
13. I (We) acknowledge and represent that I (we) have executed this application, and that my (our) signature(s) below (including my (our) electronic signature(s)) is (are) my (our) true and valid signature(s). I (We) further authorize Jackson of NY to accept any electronic signature(s) that I (we) may make to this application.

U.S. Tax Certifications

Under penalties of perjury, I certify that:

1. **My Social Security Number or Tax ID Number shown on this application is my correct taxpayer identification number,**
2. **I am not subject to backup withholding (or if I am, I have checked the box below),**
3. **I am a U.S. citizen or other U.S. person (including a U.S. resident alien), and**
4. **I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting.**

☐ **Check this box if the IRS has notified you that you are subject to backup withholding.**

For items 3 and 4, if I am not a U.S. citizen, U.S. resident alien or other U.S. person, I am submitting the applicable IRS Form W-8 to certify my foreign status and, if applicable, claim treaty benefits.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

! It is required for Good Order that all applicable parties to the Contract sign here.

! **Required replacement form(s) must be signed on or before the application signature date.**

Applicant Signatures

Owner's Signature	Date Signed (mm/dd/yyyy)	State Where Signed

Owner's Title (required if owned by an Entity)

Joint Owner's Signature	Date Signed (mm/dd/yyyy)

Annuitant's Signature (if other than Owner)	Date Signed (mm/dd/yyyy)	State Where Signed

Joint Annuitant's Signature (if other than Joint Owner)	Date Signed (mm/dd/yyyy)

Not FDIC/NCUA Insured • Not bank/CU guaranteed • May lose value
Not a deposit • Not insured by any federal agency

Financial Professional Acknowledgments and Signature

! All Financial Professional certifications, licenses and trainings must be completed prior to application execution.

By signing this form, I certify that:

1. I am authorized and qualified to discuss the Contract herein applied for.
2. I have reviewed all of the applicant's information, and I believe that my recommendation to purchase this annuity is in line with the applicant's financial situation and investment needs, and meets the appropriate standard of care (i.e. suitability or best interest) based on the facts disclosed by said applicant. I also attest that I have provided the applicant with all pertinent information about the product, including disclosure of risks involved, allowing the applicant to make an educated and informed decision about this purchase. Based on my completion of the required general annuity and/or Jackson of NY product training, I believe this transaction is suitable and in the best interest of the applicant given the applicant's financial situation and needs.
3. The applicable current Buffers, Caps/Rates and any other Index Adjustment Factors associated with this Contract have been presented and explained to the applicant(s).
4. I have not made statements that differ from this material nor have I made any promises about the expected future Index Account Option values of this Contract.
5. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced or changed is true and accurate to the best of my knowledge and belief.
6. I have provided the Appendix 28 disclosure and Annuity Contract Disclosure to the applicant(s).

- Program Options Note: If no option is indicated, the designated default will be used.

Financial Professional # 1 Signature	**Date Signed (mm/dd/yyyy)**	**Jackson of NY Assigned ID**

First Name	Middle Name	Last Name

Financial Institution

Email Address (print clearly)	Business Phone Number (incl.area code)	Extension

Program Options ☐ A ☐ B ☐ C ☐ D

Percentage ____ %

- If Percentage is left blank, all Financial Professionals will receive equal shares.

If more than one Financial Professional is participating in a Program Option on this case, please provide the additional Financial Professional names, Jackson of NY Assigned IDs and percentages for each (Financial Professional # 1-4 totaling 100%).

Financial Professional # 2 Name	Jackson of NY Assigned ID	Percentage
		%
Financial Professional # 3 Name	**Jackson of NY Assigned ID**	**Percentage**
		%
Financial Professional # 4 Name	**Jackson of NY Assigned ID**	**Percentage**
		%